Exhibit 13.1

Certifications Pursuant 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Fusion Fuel Green PLC (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2025 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2026		/s/ Frederico Figueira de Chaves
	Name:	Frederico Figueira de Chaves
	Title:	Chief Executive Officer and Interim Chief Financial Officer (Principal Executive, Financial and Accounting Officer)